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                                                                Exhibit 10.70(g)

                                                                  NO. __________


                                 INTERLAND, INC.

                           2001 EQUITY INCENTIVE PLAN

                                 NOTICE OF GRANT

        This Notice of Grant (the "AGREEMENT") is made and entered into as of the date of grant set forth below (the "DATE OF GRANT") by and between Interland, Inc., a Minnesota corporation ("INTERLAND"), and the participant named below (the "PARTICIPANT"). Capitalized terms not defined herein shall have the meaning ascribed to them in Interland, Inc. 2001 Equity Incentive Plan.

PARTICIPANT:               _______________________________________________

TOTAL OPTION SHARES:       _______________________________________________

EXERCISE PRICE PER SHARE:  _______________________________________________

DATE OF GRANT:             _______________________________________________

FIRST VESTING DATE:        _______________________________________________

EXPIRATION DATE:           _______________________________________________
                           (unless earlier terminated under Section 3 below or Section 5.6 of the Plan)

TYPE OF STOCK OPTION:      NONQUALIFIED STOCK OPTION

        IN WITNESS WHEREOF, Interland, Inc. has caused this Agreement to be executed in duplicate by its duly authorized representative and Participant has executed this Agreement in duplicate, effective as of the Date of Grant.

INTERLAND, INC.                         PARTICIPANT

By: ____________________________        ________________________________
                                        (Signature)

________________________________        ________________________________
(Please print name)                     (Please print name)

________________________________
(Please print title)

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                              TERMS AND CONDITIONS

                               OF NOTICE OF GRANT

        1. GRANT OF OPTION. Interland hereby grants to Participant an option (this "OPTION") to purchase the total number of shares of Common Stock, .01 par value, of Interland set forth above as Total Option Shares (the "SHARES") at the Exercise Price Per Share set forth above (the "EXERCISE PRICE"), subject to all of the terms and conditions of this Agreement and the Plan.

        2.     EXERCISE PERIOD.

               2.1 Exercise Period of Option. Provided Participant continues to provide services to Interland or a Subsidiary, the Option will become vested and exercisable as to portions of the Shares as follows: (i) this Option shall not vest nor be exercisable with respect to any of the Shares until the First Vesting Date set forth on the first page of this Agreement (the "FIRST VESTING DATE"); (ii) on the First Vesting Date the Option will become vested and exercisable as to twenty-five percent (25%) of the Shares; and (iii) thereafter at the end of each full succeeding month the Option will become vested and exercisable as to 2.08333% of the Shares until the Shares are vested with respect to one hundred percent (100%) of the Shares. If application of the vesting percentage causes a fractional share, such share shall be rounded down to the nearest whole share for each month except for the last month in such vesting period, at the end of which last month this Option shall become exercisable for the full remainder of the Shares.

               2.2 Vesting of Options. Shares that are vested pursuant to the schedule set forth in Section 2.1 are "VESTED SHARES." Shares that are not vested pursuant to the schedule set forth in Section 2.1 are "UNVESTED SHARES."

               2.3 Expiration. The Option shall expire on the Expiration Date set forth above or earlier as provided in Section 3 below or pursuant to Section
5.6 of the Plan.

        3.     TERMINATION.

               3.1 Termination for Any Reason Except Death, Disability or Cause. If Participant is Terminated for any reason other than death, Disability or for Cause, then the Participant may exercise such Participant's Options only to the extent that such Options are exercisable upon the Termination Date or as otherwise determined by the Committee. Such Options must be exercised by the Participant, if at all, as to all or some of the Vested Shares calculated as of the Termination Date or such other date determined by the Committee, within thirty (30) days after the Termination Date but in any event, no later than the expiration date of the Options.

               3.2 Termination Because of Death or Disability. If Participant is Terminated because of Participant's death or Disability (or the Participant dies within thirty (30) days after a Termination other than for Cause), then Participant's Options may be exercised only to the extent that such Options are exercisable by Participant on the Termination Date or as otherwise determined by the Committee. Such options must be exercised by Participant (or Participant's

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legal representative or authorized assignee), if at all, as to all or some of the Vested Shares calculated as of the Termination Date or such other date determined by the Committee, within twelve (12) months after the Termination Date but in any event no later than the expiration date of the Options.

               3.3 Termination for Cause. If Participant is terminated for Cause, then Participant's Options shall expire on such Participant's Termination Date, or at such later time and on such conditions as are determined by the Committee.

               3.4 No Obligation to Employ. Nothing in the Plan or this Agreement shall confer on Participant any right to continue in the employ of, or other relationship with, Interland or a Subsidiary or limit in any way the right of Interland or a Subsidiary to terminate Participant's employment or other relationship at any time, with or without Cause.

               3.5 Confidentiality. Participant agrees that information regarding this Option, including, but not limited to, the issuance of the Option to Participant and the number of Shares subject to the Option, is Interland confidential information, and is subject to Participant's obligations to maintain such information in confidence. Participant agrees not to disclose such information to any third party, except to his or her immediate family members, accountants, financial advisors and attorneys (each of whom shall be informed of the confidential nature of the information and agree not to disclose the information to any third party), or as required by law. Participant agrees that the Committee may, at its discretion, immediately terminate all or part of this Option if Participant violates this Section 3.5.

        4.     MANNER OF EXERCISE.

               4.1 Stock Option Exercise Agreement. To exercise this Option, Participant (or in the case of exercise after Participant's death or incapacity, Participant's executor, administrator, heir or legatee, as the case may be) must deliver to Interland an executed stock option exercise agreement in such form as may be approved by the Committee from time to time (the "EXERCISE AGREEMENT"), which shall set forth, inter alia, (i) Participant's election to exercise the Option, (ii) the number of Shares being purchased, (iii) any restrictions imposed on the Shares and (iv) any representations, warranties and agreements regarding Participant's investment intent and access to information as may be required by Interland to comply with applicable securities laws. If someone other than Participant exercises the Option, then such person must submit documentation reasonably acceptable to Interland verifying that such person has the legal right to exercise the Option and such person shall be subject to all of the restrictions contained herein as if such person were the Participant.

               4.2 Limitations on Exercise. The Option may not be exercised unless such exercise is in compliance with all applicable federal and state securities laws, as they are in effect on the date of exercise. The Option may not be exercised as to fewer than one hundred (100) Shares unless it is exercised as to all Shares as to which the Option is then exercisable.

               4.3 Payment. The Exercise Agreement shall be accompanied by full payment of the Exercise Price for the shares being purchased in cash (by check), or where permitted by law:

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               (a)    by cancellation of indebtedness of Interland or a
                      Subsidiary to the Participant;

               (b)    by surrender of shares of Interland's Common Stock that
                      (i) either (A) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from Interland by use of a promissory note, such note has been fully paid with respect to such shares); or
                      (B) were obtained by Participant in the open public market; and (ii) are clear of all liens, claims, encumbrances or security interests;

               (c) by waiver of compensation due or accrued to Participant from Interland or a Subsidiary for services rendered;

               (d) provided that a public market for Interland's stock exists: (i) through a "same day sale" commitment from Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD DEALER") whereby Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased sufficient to pay for the total Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the total Exercise Price directly to Interland, or (ii) through a "margin" commitment from Participant and an NASD Dealer whereby Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the total Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the total Exercise Price directly to Interland; or

               (e)    any other form of consideration approved by the Committee;
                      or

               (f)    by any combination of the foregoing.

               4.4 Tax Withholding. Prior to the issuance of the Shares upon exercise of the Option, Participant must pay or provide for any applicable federal, state and local withholding obligations of Interland or any Subsidiary. If the Committee permits, Participant may provide for payment of withholding taxes upon exercise of the Option by requesting that Interland retain the minimum number of Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld; but in no event will Interland withhold Shares if such withholding would result in adverse accounting consequences to Interland or any Subsidiary. In such case, Interland shall issue the net number of Shares to the Participant by deducting the Shares retained from the Shares issuable upon exercise.

               4.5 Issuance of Shares. Provided that the Exercise Agreement and payment are in form and substance satisfactory to counsel for Interland, Interland shall issue the Shares registered in the name of Participant, Participant's authorized assignee, or Participant's legal representative, and shall deliver certificates representing the Shares with the appropriate legends

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affixed thereto.

        5.     CORPORATE TRANSACTIONS.

               5.1 Assumption or Replacement of Options by Successor. In the event of (i) a dissolution or liquidation of Interland, (ii) a merger or consolidation in which Interland is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of Interland in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of Interland or their relative stock holdings and the Options granted under the Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), or (iii) a merger in which Interland is the surviving corporation but after which the stockholders of Interland immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with Interland in such merger) cease to own their shares or other equity interest in Interland (each, a "CORPORATE TRANSACTION"), any or all outstanding Options may be assumed, converted or replaced by the successor or acquiring corporation (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative, the successor or acquiring corporation may substitute equivalent Options or provide substantially similar consideration to Participants as was provided to shareholders (after taking into account the existing provisions of the Options). The successor or acquiring corporation may also issue, in place of outstanding unvested Shares of Interland held by the Participants, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant.

               In the event such successor or acquiring corporation (if any) refuses to assume or substitute Options, as provided above, pursuant to a Corporate Transaction described in this Subsection 5.1, then notwithstanding any other provision in the Plan or Notice of Grant to the contrary, the vesting of such Options will accelerate and the Options will become exercisable in full prior to the consummation of such event at such times and on such conditions as the Committee determines, and if such Options are not exercised prior to the consummation of the Corporate Transaction, they shall terminate in accordance with the provisions of the Plan. Notwithstanding anything in the Plan or the Notice of Grant to the contrary, the Committee may, in its sole discretion, provide that the vesting of any or all Options granted pursuant to the Plan will accelerate upon a Corporate Transaction described in this Section 5. If the Committee exercises such discretion with respect to Options, such Options will become exercisable in full prior to the consummation of such event at such time and on such conditions as the Committee determines, and if such Options are not exercised prior to the consummation of the Corporate Transaction, they shall terminate at such time as determined by the Committee.

               5.2 Other Treatment of Options. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 5, in the event of the occurrence of any transaction described in Section 5.1 hereof, any outstanding Options will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation or sale of assets.

        6. COMPLIANCE WITH LAWS AND REGULATIONS. The exercise of the Option and the issuance and transfer of Shares shall be subject to compliance by Interland and Participant with

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all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which Interland's Common Stock may be listed at the time of such issuance or transfer. Participant understands that neither Interland nor any Subsidiary is under any obligation to register or qualify the Shares with the SEC, any state securities commission or any stock exchange to effect such compliance.

        7. NONTRANSFERABILITY OF OPTION. The Option may not be transferred in any manner other than by will or by the laws of descent and distribution or as determined by the Committee. The terms of the Option shall be binding upon the executors, administrators, successors and assigns of Participant. Unless otherwise restricted by the Committee, the Option shall be exercisable: (i) during the Participant's lifetime only by (A) the Participant, (B) the Participant's guardian or legal representative, (C) a Family Member of the Participant who has acquired the Option by "permitted transfer;" and (ii) after Participant's death, by the legal representative of the Participant's heirs or legatees. "Permitted transfer" means, as authorized by this Plan and the Committee in an Option, any transfer effected by the Participant during the Participant's lifetime of an interest in such Option but only such transfers which are by gift or domestic relations order. A permitted transfer does not include any transfer for value and neither of the following are transfers for value: (a) a transfer of under a domestic relations order in settlement of marital property rights or (b) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members or the Participant in exchange for an interest in that entity.

        8. TAX CONSEQUENCES. Set forth below is a brief summary as of the Effective Date of the Plan of some of the tax consequences of exercise of the Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. PARTICIPANT SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

               8.1 Exercise of Nonqualified Stock Option. There may be a regular federal and state income tax liability upon the exercise of the Option. Participant will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If Participant is a current or former employee of Interland or a Subsidiary, Interland may be required to withhold from Participant's compensation or collect from Participant and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

               8.2 Disposition of Shares. The following tax consequences may apply upon disposition of the Shares. If the Shares are held for more than twelve (12) months after the date of purchase of the Shares pursuant to the exercise of an Option, any gain realized on disposition of the Shares will be treated as long term capital gain. If the Shares are disposed of within this twelve (12) month period, any gain realized on such disposition will be treated as compensation income. Interland may be required to withhold from the Participant's compensation or collect from the Participant and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income.

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        9.     PRIVILEGES OF STOCK OWNERSHIP. Participant shall not have any of the rights of a stockholder with respect to any Shares until the Shares are issued to Participant.

        10. INTERPRETATION. Any dispute regarding the interpretation of this Agreement shall be submitted by Participant or Interland to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on Interland and Participant.

        11. ENTIRE AGREEMENT. The Plan is incorporated herein by reference. This Agreement and the Plan constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

        12. NOTICES. Any notice required to be given or delivered to Interland under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of Interland at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated above or to such other address as such party may designate in writing from time to time to Interland. All notices shall be deemed to have been given or delivered upon: (i) personal delivery; (ii) three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); (iii) one (1) business day after deposit with any return receipt express courier (prepaid); or (iv) one
(1) business day after transmission by facsimile, rapifax or telecopier.

        13. SUCCESSORS AND ASSIGNS. Interland may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of Interland. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Participant and Participant's heirs, executors, administrators, legal representatives, successors and assigns.

        14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

        15. ACCEPTANCE. Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. Participant has read and understands the terms and provisions thereof, and accepts the Option subject to all the terms and conditions of the Plan and this Agreement. Participant acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the Shares and that Participant should consult a tax adviser prior to such exercise or disposition.